UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 5, 2014

ZIPREALTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51002	94-3319956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 300 Emeryville, CA 94608
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 735-2600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 5, 2014, ZipRealty, Inc. (the “Company”) held its Annual Meeting of Stockholders. At the meeting, the following individuals were elected to the Board as continuing directors, each to serve for a term of three (3) years, by the following vote:

	For	Withheld	Broker Non-votes
Elisabeth H. DeMarse	10,356,695	1,870,512	4,441,615
Donald F. Wood	8,163,033	4,064,174	4,441,615

Also at the meeting, the following proposals were adopted by the margin indicated:

	For	Against	Abstained
Ratification of appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014	12,588,527	2,714,336	1,365,959

	For	Against	Abstained	Broker Non-votes
By non-binding vote, approval of the compensation of the Company’s named executive officers	8,525,206	2,329,577	1,372,424	4,441,615

	For	Against	Abstained	Broker Non-votes
Approval of the Company’s Amended and Restated Omnibus Equity Incentive Plan, including approval for purposes of Section 162(m) of the Internal Revenue Code	8,436,370	3,762,612	28,225	4,441,615

A copy of the Amended and Restated Omnibus Equity Incentive Plan as approved by the Company’s stockholders is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is furnished with this report on Form 8-K:

10.1 Amended and Restated Omnibus Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC.
a Delaware corporation

Dated:	June 6, 2014	By:	/s/ Samantha E. Harnett
Samantha E. Harnett
Senior Vice President of Business Development, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit	Description
10.1	Amended and Restated Omnibus Equity Incentive Plan